SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check appropriate box:
|_|  Preliminary Proxy Statement             |_|  Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12

                                  TRW INC.
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              (Name of Registrant as Specified in Its Charter)

                               Not Applicable
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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
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     pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount Previously Paid:

    (2)   Form, Schedule or Registration Statement No.:

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The Definitive Additional Materials filed herewith relate to TRW's Special
Meeting of Shareholders scheduled for May 3, 2002. TRW's proxy statement for the Special Meeting of Shareholders was filed on April 2, 2002 on
Schedule 14A.

April 26, 2002

Employees' votes are very important for May 3 Special Shareholders Meeting

Return gold proxy card today

We were extremely gratified by the support shown by employees and shareholders for TRW's positions on Northrop Grumman's proposals that were voted on at the Annual Shareholders Meeting on April 24.

As you know, there will be an additional, Special Meeting of shareholders on May 3. Under Ohio law, a party seeking to take control of an Ohio corporation must first seek approval from that company's shareholders. The only way that Northrop can proceed with its acquisition of TRW is to gain your vote at the Special Meeting of shareholders. Your Board strongly urges employees to REJECT Northrop's proposal.

It is extremely important that you personally vote the TRW shares you hold in TRW's Stock Savings Plan. Shares in the Plan that are not voted by employees will be voted at the discretion of the Plan's co-trustees, who may or may not reflect your wishes. The vote of your Plan shares is confidential.

Employees who hold shares in the Plan should have received a GOLD proxy card. In order to arrive in time to be counted, the GOLD proxy card must be signed, dated and mailed within the next day or so. Please also remember to complete the certification on the back of the GOLD proxy card.

If you have already signed and submitted Northrop's blue proxy card, you can easily revoke that proxy by signing, dating, and mailing TRW's GOLD proxy card today.

If you do not have a GOLD proxy card or need assistance in voting, please call toll free:

         Georgeson Shareholder Communications
         866-649-8030

Thanks very much for your continued support and confidence in TRW.

Phil Odeen
Chairman